UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2017

Dear Stockholder,

According to our latest records, we have not yet received your proxy for the important Annual Meeting of stockholders of Protalix BioTherapeutics, Inc. to be held on April 12, 2017. Your Board of Directors has unanimously recommended that shareholders return the enclosed proxy card voting FOR all of the items on the agenda.

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided to ensure that your votes are validly received prior to the Annual Meeting.

Please be aware that your broker has set April 10, 2017 at 11:59 PM EDT as the voting deadline.

Thank you for your support.

Sincerely,

Yossi Maimon
Vice President and Chief Financial Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

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